UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2018

Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia	31999
(Address of principal executive offices)	(Zip Code)

706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On October 18, 2018, Aflac Incorporated (the “Company”) issued (i) ¥29,300,000,000 aggregate principal amount of its 1.159% Senior Notes due 2030 (the “2030 Notes”), (ii) ¥15,200,000,000 aggregate principal amount of its 1.488% Senior Notes due 2033 (the “2033 Notes”), and (iii) ¥8,900,000,000 aggregate principal amount of its 1.750% Senior Notes due 2038 (the “2038 Notes,” and together with the 2030 Notes and the 2033 Notes, the “Notes”). The Notes were offered by the Company in a public offering pursuant to the Company’s Registration Statement on Form S-3ASR (No. 333-227244) (the “Registration Statement”), the prospectus dated September 7, 2018, and the related prospectus supplement dated October 12, 2018.

The sale of the Notes was made pursuant to the terms of an underwriting agreement, dated October 12, 2018, by and among the Company and the several underwriters included on Schedule 1 thereto, for whom Mizuho Securities USA LLC, Morgan Stanley & Co. International plc and SMBC Nikko Securities America, Inc. acted as representatives. The Company intends to use the net proceeds from this offering for general corporate purposes.

The 2030 Notes bear interest at the rate of 1.159% per annum from and including their date of issuance to, but excluding, October 18, 2030, or early redemption. The 2033 Notes will bear interest at the rate of 1.488% per annum from and including their date of issuance to, but excluding, October 18, 2033, or early redemption. The 2038 Notes will bear interest at the rate of 1.750% per annum from and including their date of issuance to, but excluding, October 18, 2038, or early redemption. Interest on the Notes is payable semi-annually in arrears on April 18 and October 18 each year, beginning on April 18, 2019.

The Notes are general unsecured obligations and rank equally in right of payment with any of the Company’s existing and future unsecured senior indebtedness. The Notes were issued under an indenture, dated as of May 21, 2009 (the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by (i) a fifteenth supplemental indenture, dated as of October 18, 2018 (the “Fifteenth Supplemental Indenture”) between the Company and the Trustee, in the case of the 2030 Notes, (ii) a sixteenth supplemental indenture, dated as of October 18, 2018 (the “Sixteenth Supplemental Indenture”) between the Company and the Trustee, in the case of the 2033 Notes, and (iii) a seventeenth supplemental indenture, dated as of October 18, 2018 (the “Seventeenth Supplemental Indenture”) between the Company and the Trustee, in the case of the 2038 Notes. As used herein, the term “Indenture” means the Base Indenture as supplemented by (1) in the case of the 2030 Notes, the Fifteenth Supplemental Indenture, (2) in the case of the 2033 Notes, the Sixteenth Supplemental Indenture, and (3) in the case of the 2038 Notes, the Seventeenth Supplemental Indenture. The Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description of the Indenture set forth above is qualified in its entirety by reference to the full text of each of the Base Indenture, a copy of which is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 21, 2009, and the Fifteenth Supplemental Indenture (including the form of 2030 Notes included therein), a copy of which is attached hereto as Exhibit 4.1, the Sixteenth Supplemental Indenture (including the form of 2033 Notes included therein), a copy of which is attached hereto as Exhibit 4.2, and the Seventeenth Supplemental Indenture (including the form of 2038 Notes included therein), a copy of which is attached hereto as Exhibit 4.3, each of which is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description regarding the Company’s issuance and sale of the Notes contained in Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1-	Fifteenth Supplemental Indenture, dated as of October 18, 2018, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.159% Senior Note due 2030).

4.2-	Sixteenth Supplemental Indenture, dated as of October 18, 2018, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.488% Senior Note due 2033).

4.3-	Seventeenth Supplemental Indenture, dated as of October 18, 2018, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.750% Senior Note due 2038).

5.1-	Opinion of Audrey Boone Tillman, Esq., Executive Vice President and General Counsel of the Company, regarding the validity of the Notes.

5.2-	Opinion of Sidley Austin LLP, regarding the validity of the Notes.

23.1-	Consent of Audrey Boone Tillman, Esq. (included as part of Exhibit 5.1 hereto).

23.2-	Consent of Sidley Austin LLP (included as part of Exhibit 5.2 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

October 18, 2018	/s/ June Howard
(June Howard)
Senior Vice President, Financial Services Chief Accounting Officer